Exhibit 5.1

[LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]

February 1, 2006

American Telecom Services, Inc.

2466 Peck Road

City of Industry, California 90601

Ladies and Gentlemen:

In our capacity as counsel to American Telecom Services, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “462(b) Registration Statement”), which is being filed contemporaneously herewith pursuant to Rule 462(b) under the Securities Act, relating to the Company’s earlier effective registration statement, as amended, for the same offering on Form S-1 (File No. 333-129361) (the “Initial Registration Statement”). The 462(b) Registration Statement covers up to:

(i) 632,500 shares (the “Common Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”);

(ii) 632,500 warrants (the “Warrants”) to purchase an identical number of shares of Common Stock;

(iii) a purchase option (the “Representative’s Purchase Option”) to purchase Purchase Option Shares (as defined below) and Purchase Option Warrants (as defined below) issuable to the representative of the underwriters named in the Registration Statement;

(iv) 55,000 shares of Common Stock (the “Purchase Option Shares”) issuable upon exercise of the Representative’s Purchase Option;

(v) 55,000 warrants (the “Purchase Option Warrants”) to purchase an identical number of shares of Common Stock issuable upon exercise of the Representative’s Purchase Option; and

(vi) 687,500 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of the Warrants and the Purchase Option Warrants;

In connection with rendering this opinion, we have examined and are familiar with the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-Laws, the Registration Statement, corporate proceedings of the Company relating to the Common Shares, the Warrants, the Representative’s Purchase Option, the Purchase Option Shares, the Purchase Option Warrants and the Warrant Shares and such other instruments and documents as we have deemed relevant under the circumstances.

American Telecom Services, Inc.

February 1, 2006

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Common Shares, the Purchase Option Shares and the Warrant Shares have each been duly and validly authorized and, when issued and paid for as described in the 462(b) Registration Statement, will be duly and validly issued and fully paid and nonassessable.

3. The Warrants, the Representative’s Purchase Option and the Purchase Option Warrants have each been duly and validly authorized and, when issued and paid for as described in the 462(b) Registration Statement, will be duly and validly issued.

4. The Warrants, the Representative’s Purchase Option and the Purchase Option Warrants are binding obligations of the Company subject in each case to the effect of (i) Federal and State bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors) and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and Delaware general corporation laws (including the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus comprising a part of the Initial Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, SONNENSCHEIN NATH & ROSENTHAL LLP

By:	/s/ Ira Roxland
A Member of the Firm